UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 - 04 - 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of BIMI International Inc. (the “Registrant” or the “Company”) held on July 13, 2022, the shareholders of the Registrant (the “Shareholders”) voted to: (i) elect seven nominees to serve as directors of the Company; (ii) approve the adoption of an amended and restated certificate of incorporation which, among other things: (1) requires stockholder approval to adopt, amend or repeal bylaws of the Company and (2) eliminates the right of stockholders to take action pursuant to written consent; (iii) grant discretionary authority to the board of directors (the “Board”) to amend the Registrant’s certificate of incorporation (as may be amended and restated as described in (ii) above) to effect a reverse stock split of the common stock of the Company (the “Common Stock”) within the range of 1-2 to 1-10 shares to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by the stockholders; (iv) approve, in accordance with Nasdaq Marketplace Rules 5635, the sale of 12,500,000 shares of Common Stock to the Chairman of the Board of the Company, Mr. Fnu Oudom, pursuant to a stock purchase agreement dated June 9, 2022; (v) approve, on a non-binding advisory basis, the compensation of the Company’s executive officers; (vi) approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”) to determine the frequency of future advisory votes on executive compensation; and (vii) ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

1.	The votes cast by Shareholders with respect to the election of directors were as follows:

Director	For	Votes Withheld	Broker Non-Vote	% Votes For (Based on Total Shares Voted)
Mia Kuang Ching	5,684,586	134,448	1,218,286	80.78
Xiaoping Wang	5,684,660	134,374	1,218,286	80.78
Sammi Ean Seok Ang	5,759,370	59,664	1,218,286	81.84
Barry I. Regenstein	5,758,610	60,424	1,218,286	81.83
Timothy H. Safransky	5,759,805	59,229	1,218,286	81.85
Fnu Oudom	5,766,513	52,521	1,218,286	81.94
Tiewei Song	5,683,975	135,059	1,218,286	80.77

2.	The votes cast by Shareholders with respect to the adoption of an amended and restated certificate of incorporation were as follows:

For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes for (Based on Total Proxy Shares)	% Votes For (Based on Total Shares Voted)
5,757,665	45,856	15,513	1,218,286	55.58	81.82

3.	The votes cast by Shareholders with respect to the reverse stock split were as follows:

For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes for (Based on Total Proxy Shares)	% Votes For (Based on Total Shares Voted)
6,778,653	235,089	23,577	0	65.44	96.32

4.	The votes cast by Shareholders with respect to the sale of 12,500,000 shares of common stock of the Registrant to the Chairman of the Board, Mr. Fnu Oudom in accordance with Nasdaq Marketplace Rules 5635, were as follows:

For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes for (Based on Total Proxy Shares)	% Votes For (Based on Total Shares Voted)
5,747,456	59,465	12,113	1,218,286	55.48	81.67

5.	The votes cast by Shareholders with respect to the non-binding advisory vote approving named executive officer compensation were as follows:

For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes For (Based on Total Shares Voted)
5,704,884	76,098	38,052	1,218,286	81.07

6.	The votes cast by Shareholders with respect to non-binding advisory vote approving the frequency of future advisory votes on executive compensation were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
5,744,274	1,481	43,957	29,322	1,218,286

7.	The Votes cast by Shareholders with respect to the ratification of the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes For (Based on Total Shares Voted)
6,987,183	35,680	14,457	0	99.29

On July 15, 2022, the Registrant issued a press release announcing shareholder approval of the above proposals. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Document
99.1	Press release dated July 15, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2022	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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